UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2007

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 5, 2007, BearingPoint, Inc. issued a press release announcing an investor meeting to be held on February 13, 2007 at 8 a.m. ET in New York City at the Hilton Hotel located at 1335 Avenue of the Americas and providing metrics regarding the fourth quarter of its 2006 fiscal year. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) Compensatory Arrangements of Certain Officers
Performance Share Units
     On February 2, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BearingPoint, Inc. (the “Company”) approved a program for the issuance of up to twenty-five million performance stock units (“PSUs”) under the amended and restated 2000 BearingPoint, Inc. Long-Term Incentive Plan. Under the program, PSU awards may be made to certain of the Company’s managing directors and other high-performing senior-level employees, including its executive officers. The Company anticipates that most of the PSU awards will be determined and granted in the first quarter of 2007.
     The PSU awards, each of which initially represents the right to receive at the time of settlement one share of the Company’s Common Stock, will vest on December 31, 2009. Generally, for any PSU award to vest, two performance-based metrics must be achieved for the performance period beginning on (and including) February 2, 2007 and ending on (and including) December 31, 2009 (the “Performance Period”):
(i)	the Company must first achieve a compounded average annual growth target in consolidated business unit contribution (“CBUC”); and
(ii)	total shareholder return for shares of the Company’s common stock (“TSR”) must be at least equal to the TSR performance of the 25th percentile of the Standard & Poor’s 500 (the “S&P500”) in order for any portion of the award to vest. Depending on the Company’s TSR performance relative to those companies that comprise the S&P 500, the PSU awards will vest at percentages varying from 0% to 250% of the number of PSU awards originally awarded.
     CBUC will consist of the Company’s consolidated net revenue less certain professional compensation, other costs of service, and sales, general and administrative expense (excluding stock compensation expense, bonus expense, interest expense and infrastructure expense).
     The Company’s TSR shall be determined by comparing the average closing prices of the Company’s common stock for the 20 trading days ending on February 2, 2007 with the average closing prices of the Company’s common stock for the 20 trading days ending on December 31, 2009 and by assuming that dividends, if any, are reinvested. The TSR for the S&P 500 shall be determined in a similar fashion as of the same dates as for the Company’s TSR period.
     An employee’s continuous employment with the Company (except in cases of death, disability or retirement, as defined in the agreements governing the PSU awards) is also required for vesting of a particular employee’s PSU award.
     The PSU awards will be settled at various dates from 2010 through 2012. The Company has the option to settle these awards in shares of the Company’s common stock or in an amount of cash computed by reference to the then fair market value of a share of the Company’s common stock; however, it is the Company’s intention to settle the PSU awards in shares of its common stock, up to levels of 100% vesting, and in cash, up to levels of vesting in excess of 100%.

Performance Cash Awards
     On February 2, 2007, the Compensation Committee also approved a performance cash award program for the payment of up to $50 million to be made to certain of the Company’s managing directors and other high-performing senior-level employees , including its executive officers. The Company anticipates that substantially all of the awards will be granted in the first quarter of 2007.
     Generally, 50% of the cash retention awards will be earned on December 31, 2007, and 50% will be earned on December 31, 2008, subject to the Company achieving the same compounded annual growth target in CBUC as required under the PSU awards for the relevant period of time. If, however, the minimum compounded annual growth in CBUC has not been achieved at the end of each of those years, the awards may still be fully earned (up to the full remaining available amount of the award) if compounded average annual growth for the three-year period ended December 31, 2009 is achieved.
     The foregoing description of the PSU awards and performance cash awards does not purport to be complete and is qualified in its entirety by reference to the full text of the award agreements, copies of which are filed hereto as Exhibits 99.1 and 99.2 and are incorporated by reference in this Current Report on Form 8-K. The form of PSU award agreement is expected to be used in connection with all PSU awards issued under the program, including those that may be granted to the Company’s executive officers. The form of performance cash award agreement is expected to be used in connection with all performance cash awards granted under the performance cash award program, including those that may be granted to the Company’s executive officers.
Item 8.01 Other Events
     On February 8, 2007, the Company signed two agreements with Hawaiian Telcom Communications, Inc., a telecommunications industry client (“HT”). The Settlement Agreement executed by the parties is intended to resolve certain disputes between the Company and HT. The Transition Agreement executed by the parties will govern the Company’s future business relationship with HT. In 2005, the Company and HT entered into a large, complex contract (the “HT Contract”) under which HT engaged the Company to design, build and operate various information technology systems. As previously reported, the engagement experienced delays in its build and deployment phases and the achievement of certain contractual milestones, and the Company has been negotiating with HT to resolve issues relating to these delays, to apportion financial responsibility for certain related costs and other damages, and to transition the remaining work under the HT Contract to a successor provider. The Settlement Agreement and the Transition Agreement are effective as of February 6, 2007 and were the result of a mediated resolution of these issues.
     Under the Settlement Agreement, the Company has agreed to pay, and to cause certain of its insurers to pay, an aggregate of $52.0 million (the “Settlement Payment”) to HT. Of such Settlement Payment, $38.0 million will be paid by the insurers and $14.0 million will be paid by the Company. The Settlement Agreement also provides that the Company will waive approximately $29.6 million of invoices and other amounts otherwise payable by HT to the Company. The Settlement Agreement also includes a full and complete release of both parties for all matters arising out of the HT Contract, other than certain customary indemnity obligations for any third-party claims for intellectual property infringement. The Settlement Agreement provides that neither party admits to any fault regarding the matters in dispute. The Company and HT also agreed to customary confidentiality and non-disparagement provisions. In deciding to enter into the Settlement Agreement rather than contest HT’s claims, the Company weighed the potential litigation and business costs to the Company, as well as management distractions, that could result from protracted high-profile litigation or regulatory investigations involving a client or its affairs.
     If the Company or any of the insurers fail to pay the Settlement Payment on or before March 27, 2007, HT may enforce its rights against the Company for such failure to pay or it may terminate the Settlement Agreement. If the Settlement Agreement is terminated, the releases will not be effective and the Transition Agreement will terminate. The insurers are not party to the Settlement Agreement, but they have informally consented to the Company’s entering into the Settlement Agreement and to the payment of their respective portions of the Settlement Payment. The Company expects to finalize the required written documentation with the insurers before the date on which the Company is required to pay the Settlement Payment. Upon payment of the Settlement Payment, the HT Contract will be terminated, and the Company’s ongoing service obligations to HT will be governed solely by the Transition Agreement. Pending payment of the Settlement Payment, the HT Contract will be deemed suspended.
     Contemporaneously with the execution and delivery of the Settlement Agreement, the Company and HT entered into the Transition Agreement. Under the Transition Agreement, the Company

and HT have agreed to transition the remaining work under the HT Contract to a successor provider. Under the Transition Agreement, the parties have agreed to work together until May 2, 2007 as an initial transition period (the “Initial Term”), which HT may extend for an additional 60 days (a “Renewal Term”). The Company will not charge HT for any of the Company’s personnel, third-party or other expenses to be incurred for the performance of the transition services during the Initial Term. HT will pay for such transition services and expenses during the Renewal Term, subject to certain limited exceptions. The Company estimates that the cost to be borne by the Company to perform the transition services could be up to approximately $15.9 million. The Transition Agreement also will govern all future liability matters between the Company and HT (other than for those claims subject to the releases in the Settlement Agreement). Among other things, the Transition Agreement caps the Company’s liability for any future claims, except in certain circumstances, and limits the period when any future claims can be brought.
     The description of the Settlement Agreement and the Transition Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, copies of which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
     This Current Report on Form 8-K contains forward-looking statements. Words such as “may,” “will,” “could,” “anticipates,” “estimates,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and which could materially and adversely affect the Company’s financial condition and results of operations. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other reports filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ for additional information regarding risk factors.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibit Number

99.1	Form of Performance Share Award Unit Agreement

99.2	Form of Performance Cash Award Agreement

99.3	Settlement Agreement, dated as of February 6, 2007, among BearingPoint, Inc., Hawaiian Telcom Communications, Inc. and TC Group III, L.P.

99.4	Transition Agreement, dated as of February 6, 2007, between BearingPoint, Inc. and Hawaiian Telcom Communications, Inc.

99.5	Press Release of BearingPoint, Inc., dated February 5, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2007	BearingPoint, Inc.
	By:	/s/ Judy A. Ethell
		Name:	Judy A. Ethell
		Title:	Chief Financial Officer